UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

CLARUS THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39802	85-1231852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Skokie Boulevard, Suite 340 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 871-0377

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRXT	The Nasdaq Global Market
Warrants to purchase one share of common stock at an exercise price of $11.50	CRXTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 9, 2022, Clarus Therapeutics Holdings, Inc., or Clarus, received a written notice from the staff, or the Staff, of the Listing Qualifications Department of The Nasdaq Stock Market, or Nasdaq, notifying Clarus that, for the 32 consecutive business day period between April 25, 2022 through June 8, 2022, Clarus’s common stock had not maintained a minimum closing bid price of $1.00 per share, or the Minimum Bid Price Requirement, required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). The Nasdaq letter does not result in the immediate delisting of Clarus’ common stock from The Nasdaq Global Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), or the Compliance Period Rule, Clarus has been provided an initial period of 180 calendar days, or until December 6, 2022, or the Compliance Date, to regain compliance with the Minimum Bid Price Requirement. If, at any time during this 180-day period, the closing bid price for Clarus’ common stock is at least $1.00 per share for a minimum of 10 consecutive business days, as required under the Compliance Period Rule, the Staff will provide written notification to Clarus that it complies with the Minimum Bid Price Requirement and the common stock will continue to be eligible for listing on The Nasdaq Global Market.

If Clarus does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date, Clarus may be eligible for an additional 180 calendar day compliance period. To qualify, Clarus would be required to transfer to The Nasdaq Capital Market and meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice to Nasdaq of its intention to cure the deficiency during the additional compliance period.

If it appears to the Staff that Clarus will not be able to cure the deficiency, the Staff will provide written notice to Clarus that its common stock will be subject to delisting. At that time, Clarus may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel, or the Panel. Clarus expects that its stock would remain listed pending the Panel’s decision. There can be no assurance that, if Clarus does appeal the Staff’s delisting determination to the Panel, such appeal would be successful.

Clarus intends to monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that Clarus will be able to regain compliance with the Minimum Bid Price Requirement, secure a second period of 180 days to regain compliance, or maintain compliance with any of the other Nasdaq continued listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARUS THERAPEUTICS HOLDINGS, INC.

Date: June 15, 2022	By:	/s/ Robert E. Dudley
Robert E. Dudley Chief Executive Officer